SECURITIES AND EXCHANGE COMMISSION Washington, D.C 20549.
---------------------------------- FORM 8-K CURRENT REPORT -----------------------------------
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 29, 2003
Commission File Number 0-1678
BUTLER NATIONAL CORPORATION (Exact name of Registrant as specified in its charter)
Kansas (State of Incorporation)	41-0834293 (I.R.S. Employer Identification No.)
19920 West 161st Street, Olathe, Kansas 66062 (Address of Principal Executive Office)(Zip Code)
Registrant's telephone number, including area code: (913) 780-9595
Former name, former address and former fiscal year if changed since last report: Not Applicable
Common Stock $.01 Par Value (Title of Class)

Item 5.	Other Events and FD Disclosure

On October 29, 2003 Butler National Corporation issued a press release announcing its Defense Contracting & Electronics segment in Tempe, Arizona was awarded a contract for up to $2 million from Alliant Techsystems, Inc., Mesa, AZ (NYSE: ATK). A copy of the press release is attached as an exhibit to this report on Form 8-K.

Item 7.	Exhibits
Exhibit 99	A copy of the press release is attached as an exhibit to this report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
BUTLER NATIONAL CORPORATION (Registrant)
October 29, 2003 Date	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
October 29, 2003 Date	/S/ Angela D. Seba Angela D. Seba (Chief Financial Officer)